SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 20, 2003
Date of Report (Date of earliest event reported)

QUANTUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File Number)	(IRS Employer Identification No.)

501 Sycamore Dr., Milpitas, CA	95035
(Address of principal executive offices)	(Zip Code)

408-944-4000
(Registrant’s telephone number, including area code)

ITEM 5. OTHER EVENTS

On May 19, 2003, Quantum Corporation issued a press release, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM CORPORATION

By:	/s/ SHAWN HALL
Shawn Hall Vice President, General Counsel and Secretary

Dated:    May 20, 2003

EXHIBIT INDEX

Exhibit 99.1   Press release, dated May 19, 2003.

Exhibit 99.1-Press release, dated May 19, 2003.

QUANTUM REPORTS CHARGE RELATED TO CUSTOMER BANKRUPTCY

No Impact on Previously Announced Revenue, Net Income and Earnings Per Share

Milpitas, Calif., May 19, 2003 – Quantum Corp. (NYSE:DSS), a leading provider of data protection systems, today announced it recorded a net bad debt charge of $1.4 million following the May 7, 2003, Chapter 11 bankruptcy protection filing of one of its media distributors – Digital Storage, Inc., a subsidiary of Daisytek Incorporated.  The bad debt became known after the end of Quantum’s fiscal fourth quarter 2003 (ended March 31, 2003) and was not reflected in Quantum’s previously discussed financial results for the quarter because customer payment was anticipated, consistent with Digital Storage’s previous payment history.  This event had no impact on previously announced fiscal fourth quarter (FQ4) revenue, net income, non-GAAP earnings per share and GAAP loss per share.  It also is not expected to have any material effect on Quantum’s fiscal first quarter 2004 guidance provided on April 28th.

The total bad debt exposure, partially offset by the allowance for doubtful accounts, caused the company to reverse the entire previously planned employee incentive payout recorded in FQ4 and scheduled to occur in July.  This results in the neutral impact mentioned above.

This situation is not expected to have a material impact on end customer media demand or media availability.

In the March quarter, on a GAAP basis, Quantum reduced its net loss, as compared to the prior quarter, to $5 million, or 3 cents per share, and was again profitable on a non-GAAP basis.  Non-GAAP net income in FQ4 was $5 million, or 3 cents per share, diluted.  These results were reported on April 28, 2003, and have not changed.  For a reconciliation between GAAP and non-GAAP results, please refer to Quantum’s press release on April 28, 2003 (“Quantum Reports Third Consecutive Quarter of Increased Revenues”).

Included with this release are three tables showing the impact on certain income statement and balance sheet classifications.

About Quantum

Quantum Corp. (NYSE:DSS), founded in 1980, is a global leader in data protection, meeting the needs of business customers with enterprise-wide storage solutions and services. Quantum is the world's largest supplier of tape drives, and its DLTtape™ technology is the standard for backup, archiving, and recovery of mission-critical data.  Quantum is also a leader in the design, manufacture and service of automated tape libraries used to manage, store and transfer data.  Over the past year, Quantum has been one of the pioneers in the emerging market of disk-based backup, offering a solution that emulates a tape library and is optimized for data protection.  Quantum sales for the fiscal year ending March 31, 2003, were approximately $871 million. Quantum Corp., 501 Sycamore Dr., Milpitas, CA 95035, (408) 944-4000, www.quantum.com

NOTE: Quantum and the Quantum logo are trademarks of Quantum Corporation registered in the United States and other countries. DLTtape is a trademark of Quantum Corporation. All other trademarks are the property of their respective owners.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Specifically, statements regarding the effects of the announced bad debt charge on the demand for, and availability of, media, and the company’s anticipated financial results for the first quarter of fiscal year 2004, are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties. As a result, actual results may differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially from those described herein include further, unanticipated effects attributable to the bad debt charge.  More detailed information about risk factors and uncertainties relating to Quantum's business generally, including risk factors and uncertainties in addition to those described above, are set forth in Quantum's periodic filings with the Securities and Exchange Commission (the "SEC"), including, but not limited to, those described in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trends and Uncertainties," pages 44 to 54, in our Annual Report on Form 10-K filed with the SEC on July 1, 2002, those described in the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Trends and Uncertainties," pages 59 to 71, in our Quarterly Report on Form 10-Q filed with the SEC on February 12, 2003 and those described in subsequently filed reports. Such reports contain and identify important factors that could cause actual events and results to differ materially from those contained in our projections or forward-looking statement. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

QUANTUM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Press release: April 28, 2003		Adjustments	Notes	Adjusted Amounts

	March 31, 2003				March 31, 2003

	Three Months Ended	Twelve Months Ended			Three Months Ended	Twelve Months Ended

Product revenue	$187,031	$684,156			$187,031	$684,156
Royalty revenue	48,105	186,653			48,105	186,653

Total revenue	235,136	870,809			235,136	870,809
Cost of revenue	160,793	602,104	$(275)	(1)	160,518	601,829

Gross margin	74,343	268,705	275		74,618	268,980
Operating expenses:
Research and development	29,760	112,454	(528)	(1)	29,232	111,926
Sales and marketing	23,180	100,715	(261)	(1)	22,919	100,454
General and administrative	14,804	70,202	1,064	(2)	15,868	71,266
Goodwill impairment	--	58,689			--	58,689
Special charges	79	24,200			79	24,200
Purchased in-process research and development	7,802	7,802			7,802	7,802

	75,625	374,062	275		75,900	374,337

Loss from operations	(1,282)	(105,357)	--		(1,282)	(105,357)
Equity investment write-downs	--	(17,061)			--	(17,061)
Interest income and other, net	2,577	11,481			2,577	11,481
Interest expense	(6,169)	(24,419)			(6,169)	(24,419)

Loss before income taxes	(4,874)	(135,356)			(4,874)	(135,356)
Income tax provision (benefit)	619	(4,540)			619	(4,540)

Loss from continuing operations	(5,493)	(130,816)			(5,493)	(130,816)

Discontinued operations:
Income (loss) from NAS discontinued operations, net of income taxes	326	(37,909)			326	(37,909)

Income (loss) from discontinued operations	326	(37,909)			326	(37,909)

Income (loss) before cumulative effect of an accounting change	(5,167)	(168,725)			(5,167)	(168,725)
Cumulative effect of an accounting change	--	(94,298)			--	(94,298)

Net income (loss)	$(5,167)	$(263,023)			$(5,167)	$(263,023)

Income (loss) per share from continuing operations
Basic	$(0.03)	$(0.81)			$(0.03)	$(0.81)
Diluted	$(0.03)	$(0.81)			$(0.03)	$(0.81)

Income (loss) per share from discontinued operations
Basic	$0.00	$(0.23)			$0.00	$(0.23)
Diluted	$0.00	$(0.23)			$0.00	$(0.23)

Cumulative effect per share of an accounting change
Basic	$--	$(0.58)			$--	$(0.58)
Diluted	$--	$(0.58)			$--	$(0.58)

Net loss per share
Basic	$(0.03)	$(1.62)			$(0.03)	$(1.62)
Diluted	$(0.03)	$(1.62)			$(0.03)	$(1.62)

Weighted average common and common equivalent shares
Basic	171,550	162,208			171,550	162,208
Diluted	171,550	162,208			171,550	162,208

Notes

(1)	Reversal of accrued employee performance incentive payment.

(2)	Bad debt charge related to media distributor.	$1,385
	Reversal of accrued employee performance incentive payment.	(321)

		$1,064

QUANTUM CORPORATION
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Press release: April 28, 2003		Adjustments	Notes	Adjusted Amounts

	March 31, 2003				March 31, 2003

	Three Months Ended	Twelve Months Ended			Three Months Ended	Twelve Months Ended

Product revenue	$187,031	$684,156			$187,031	$684,156
Royalty revenue	48,105	186,653			48,105	186,653

Total revenue	235,136	870,809			235,136	870,809
Cost of revenue	157,819	593,405	$(275)	(1)	157,544	593,130

Gross margin	77,317	277,404	275		77,592	277,679
Operating expenses:
Research and development	29,503	112,153	(528)	(1)	28,975	111,625
Sales and marketing	21,866	96,176	(261)	(1)	21,605	95,915
General and administrative	14,678	69,698	1,064	(2)	15,742	70,762

	66,047	278,027	275		66,322	278,302

Income (loss) from operations	11,270	(623)	--		11,270	(623)
Interest income and other, net	2,577	11,481			2,577	11,481
Interest expense	(6,169)	(24,419)			(6,169)	(24,419)

Income (loss) before income taxes	7,678	(13,561)			7,678	(13,561)
Income tax provision (benefit)	2,304	(4,068)			2,304	(4,068)

Net income (loss)	$5,374	$(9,493)			$5,374	$(9,493)

Net income (loss) per share
Basic	$0.03	$(0.06)			$0.03	$(0.06)
Diluted	$0.03	$(0.06)			$0.03	$(0.06)

Weighted average common and common equivalent shares
Basic	171,550	162,208			171,550	162,208
Diluted	174,970	162,208			174,970	162,208

Notes

(1)	Reversal of accrued employee performance incentive payment.

(2)	Bad debt charge related to media distributor.	$1,385
	Reversal of accrued employee performance incentive payment.	(321)

		$1,064

QUANTUM CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Press Release: April 28, 2003	Adjustments	Notes	Adjusted Amounts

	March 31, 2003			March 31, 2003

Assets
Current assets:
Cash and cash equivalents	$222,239			$222,239
Short-term investments	97,055			97,055
Accounts receivable, net of allowance for doubtful accounts	135,145	$(1,385)	(1)	133,760
Inventories	69,317			69,317
Deferred income taxes	45,825			45,825
Service inventories	47,404			47,404
Other current assets	26,080			26,080

Total current assets	643,065			641,680

Long-term assets:
Property and equipment, net	54,522			54,522
Goodwill, net	40,916			40,916
Intangible assets, net	79,444			79,444
Other assets	10,606			10,606
Receivable from Maxtor Corporation	95,833			95,833

Total long-term assets	281,321			281,321

	$924,386			$923,001

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$104,495			$104,495
Accrued warranty	49,582			49,582
Other accrued liabilities	101,284	(1,385)	(2)	99,899

Total current liabilities	255,361			253,976

Long-term liabilities:
Deferred income taxes	25,091			25,091
Convertible subordinated debt	287,500			287,500
Total stockholders’ equity	356,434			356,434

	$924,386			$923,001

Notes

(1)	Bad debt charge related to media distributor.
(2)	Reversal of accrued employee performance incentive payment.